For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Jeff Miller - Vice President, Investor Relations	216-896-2708
jeffrey.miller@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2024 First Quarter Results

–Sales increased 15% to $4.8 billion; organic sales increased 2%
–Segment operating margin was 21.3%, or a record 24.9% adjusted, an increase of 220 basis points
–EPS were $4.99, or a first quarter record of $5.96 adjusted, an increase of 26%
–Company increases outlook for segment operating margin and EPS

CLEVELAND, November 2, 2023 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2024 first quarter ended September 30, 2023. Sales were a record at $4.8 billion, an increase of 15%, compared with $4.2 billion in the first quarter of fiscal 2023. Net income was $650.8 million compared with $387.9 million in the prior year quarter. Adjusted net income was $776.4 million, an increase of 26% compared with $615.5 million in the first quarter of fiscal 2023. Earnings per share were $4.99 compared with $2.98 in the first quarter of fiscal 2023. Adjusted earnings per share increased 26% to $5.96 compared with $4.74 in the prior year quarter. Fiscal 2024 year-to-date cash flow from operations was $650.0 million, or 13.4% of sales compared with $457.4 million, or 10.8% of sales, in the prior year. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

“This was another standout quarter for Parker and a reflection of how well our global team members continue to drive operational excellence throughout our business," said Chief Executive Officer Jenny Parmentier. “With a continued focus on improvement through execution of The Win Strategy™ and our transformed portfolio we are consistently driving strong performance. We achieved record performance with all segments delivering adjusted operating margins above 24%. This quarter marks the one year anniversary of Meggitt joining Parker, which helped contribute to an outstanding quarter for the Aerospace Systems segment. Our strategy is working and will continue to drive shareholder value.”

Segment Results
Diversified Industrial Segment: North American first quarter sales increased 5% to $2.2 billion and operating income was $506.1 million compared with $453.0 million in the same period a year ago. On an adjusted basis, North American operating income was $554.3 million, or 24.9% of sales, a 150 basis point increase compared with the first quarter of fiscal 2023. International first quarter sales increased 2.5% to $1.4 billion and operating income was $300.7 million compared with $293.9 million in the same period a year ago. On an adjusted basis, International operating income was $334.2 million, or 24.1% of sales, a 100 basis point increase compared with the prior year quarter.

Aerospace Systems Segment: First quarter sales increased 65% to $1.2 billion and operating income was $226.3 million compared with $92.2 million in the same period a year ago. On an adjusted basis, operating income was $319.5 million, or 26.0% of sales, a 610 basis point increase compared with the prior year quarter.

Orders
The company reported the following orders for the quarter ending September 30, 2023, compared with the same quarter a year ago:
· Orders increased 2% for total Parker
· Orders decreased 4% in the Diversified Industrial North America businesses
· Orders decreased 8% in the Diversified Industrial International businesses
· Orders increased 24% in the Aerospace Systems Segment on a rolling 12-month average basis.

Outlook
Parker's outlook for the fiscal year ending June 30, 2024 has been updated. The company expects total sales growth in fiscal 2024 to be in the range of 2.5% to 5.5%; total segment operating margin in the range of 20.0% to 20.4%, or 23.4% to 23.8% on an adjusted basis; and earnings per share in the range of $18.73 to $19.53, or $22.60 to $23.40 on an adjusted basis. Reconciliations of forecasted segment operating margin to adjusted forecasted segment operating margin and forecasted earnings per share to adjusted forecasted earnings per share are included in the financial tables of this press release.

Parmentier added, “With such a strong start to the fiscal year, we have raised our guidance for fiscal 2024. Our focus remains on being the safest industrial company in the world, serving our customers, strengthening our operations and expanding margins. These priorities coupled with favorable secular growth trends will help accelerate our performance through the cycle and achieve our long-term financial targets. We have a very promising future.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's webcast to discuss its fiscal 2024 first quarter results is available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 67 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. Beginning in the third quarter of fiscal 2023, all comparisons include acquisitions in both the numerator and denominator and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margins; (d) adjusted segment operating income; and (e) organic sales growth. The adjusted net income, earnings per share, segment operating margin, segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from past performance or current expectations.

Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt PLC; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and changes; compliance costs associated with environmental laws and regulations; potential supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and efforts to combat terrorism and cyber security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; local and global political and competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates (including fluctuations associated with any potential credit rating decline) and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in consumer habits and preferences; government actions, including the impact of changes in the tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretation thereof; large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and other periodic filings made with the SEC.

###

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2023		Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands, except per share amounts)	2023	2022
Net sales	$4,847,488	$4,232,775
Cost of sales	3,097,349	2,795,456
Selling, general and administrative expenses	873,691	835,804
Interest expense	134,468	117,794
Other income, net	(78,455)	(19,624)
Income before income taxes	820,435	503,345
Income taxes	169,363	115,308
Net income	651,072	388,037
Less: Noncontrolling interests	245	183
Net income attributable to common shareholders	$650,827	$387,854

Earnings per share attributable to common shareholders:
Basic earnings per share	$5.07	$3.02
Diluted earnings per share	$4.99	$2.98

Average shares outstanding during period - Basic	128,472,550	128,425,002
Average shares outstanding during period - Diluted	130,363,441	129,942,408

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2023	2022
Cash dividends per common share	$1.48	$1.33

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended September 30,
	2023	2022
Sales growth - as reported	14.5%	12.5%
Adjustments:
Acquisitions	11.8%	3.8%
Divestitures	(0.6)%	(0.1)%
Currency	1.0%	(5.4)%
Organic sales growth	2.3%	14.2%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2023		Exhibit 99.1
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2023	2022
Net income attributable to common shareholders	$650,827	$387,854
Adjustments:
Acquired intangible asset amortization expense	155,520	87,014
Business realignment charges	13,092	3,861
Integration costs to achieve	6,406	11,991
Acquisition-related expenses	—	160,258
Loss on deal-contingent forward contracts	—	389,992
Net gain on divestitures	(13,260)	(372,930)
Amortization of inventory step-up to fair value	—	18,358
Tax effect of adjustments[1]	(36,148)	(70,855)
Adjusted net income attributable to common shareholders	$776,437	$615,543

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2023	2022
Earnings per diluted share	$4.99	$2.98
Adjustments:
Acquired intangible asset amortization expense	1.19	0.67
Business realignment charges	0.10	0.03
Integration costs to achieve	0.05	0.09
Acquisition-related expenses	—	1.24
Loss on deal-contingent forward contracts	—	3.00
Net gain on divestitures	(0.10)	(2.87)
Amortization of inventory step-up to fair value	—	0.14
Tax effect of adjustments[1]	(0.27)	(0.54)
Adjusted earnings per diluted share	$5.96	$4.74

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2023		Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2023	2022
Net sales
Diversified Industrial:
North America	$2,229,906	$2,131,760
International	1,388,622	1,355,013
Aerospace Systems	1,228,960	746,002
Total net sales	$4,847,488	$4,232,775
Segment operating income
Diversified Industrial:
North America	$506,053	$452,986
International	300,701	293,940
Aerospace Systems	226,260	92,151
Total segment operating income	1,033,014	839,077
Corporate general and administrative expenses	55,656	51,660
Income before interest expense and other expense	977,358	787,417
Interest expense	134,468	117,794
Other expense, net	22,455	166,278
Income before income taxes	$820,435	$503,345

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2023	2022
Diversified Industrial North America sales	$2,229,906	$2,131,760

Diversified Industrial North America operating income	$506,053	$452,986
Adjustments:
Acquired intangible asset amortization	44,683	46,274
Business realignment charges	2,584	133
Integration costs to achieve	945	47
Adjusted Diversified Industrial North America operating income	$554,265	$499,440

Diversified Industrial North America operating margin	22.7%	21.2%
Adjusted Diversified Industrial North America operating margin	24.9%	23.4%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2023		Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2023	2022
Diversified Industrial International sales	$1,388,622	$1,355,013

Diversified Industrial International operating income	$300,701	$293,940
Adjustments:
Acquired intangible asset amortization	23,268	16,805
Business realignment charges	10,055	1,879
Integration costs to achieve	194	139
Adjusted Diversified Industrial International operating income	$334,218	$312,763

Diversified Industrial International operating margin	21.7%	21.7%
Adjusted Diversified Industrial International operating margin	24.1%	23.1%

(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2023	2022
Aerospace Systems sales	$1,228,960	$746,002

Aerospace Systems operating income	$226,260	$92,151
Adjustments:
Acquired intangible asset amortization	87,569	23,935
Business realignment charges	453	1,849
Integration costs to achieve	5,267	11,805
Amortization of inventory step-up to fair value	—	18,358
Adjusted Aerospace Systems operating income	$319,549	$148,098

Aerospace Systems operating margin	18.4%	12.4%
Adjusted Aerospace Systems operating margin	26.0%	19.9%

(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2023	2022
Total net sales	$4,847,488	$4,232,775

Total segment operating income	$1,033,014	$839,077
Adjustments:
Acquired intangible asset amortization	155,520	87,014
Business realignment charges	13,092	3,861
Integration costs to achieve	6,406	11,991
Amortization of inventory step-up to fair value	—	18,358
Adjusted total segment operating income	$1,208,032	$960,301

Total segment operating margin	21.3%	19.8%
Adjusted total segment operating margin	24.9%	22.7%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2023		Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	September 30,	June 30,
(Dollars in thousands)	2023	2023
Assets
Current assets:
Cash and cash equivalents	$448,926	$475,182
Marketable securities and other investments	7,930	8,390
Trade accounts receivable, net	2,740,420	2,827,297
Non-trade and notes receivable	296,097	309,167
Inventories	3,028,748	2,907,879
Prepaid expenses and other	307,474	306,314
Total current assets	6,829,595	6,834,229
Property, plant and equipment, net	2,840,508	2,865,030
Deferred income taxes	72,457	81,429
Investments and other assets	1,135,070	1,104,576
Intangible assets, net	8,191,958	8,450,614
Goodwill	10,523,129	10,628,594
Total assets	$29,592,717	$29,964,472

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$3,594,425	$3,763,175
Accounts payable, trade	2,036,752	2,050,934
Accrued payrolls and other compensation	424,537	651,319
Accrued domestic and foreign taxes	505,018	374,571
Other accrued liabilities	1,106,324	895,371
Total current liabilities	7,667,056	7,735,370
Long-term debt	8,596,063	8,796,284
Pensions and other postretirement benefits	493,278	551,510
Deferred income taxes	1,589,833	1,649,674
Other liabilities	671,537	893,355
Shareholders' equity	10,565,382	10,326,888
Noncontrolling interests	9,568	11,391
Total liabilities and equity	$29,592,717	$29,964,472

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2023		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2023	2022
Cash flows from operating activities:
Net income	$651,072	$388,037
Depreciation and amortization	240,387	153,981
Stock incentive plan compensation	77,894	65,018
Gain on sale of businesses	(13,260)	(372,930)
Loss (gain) on disposal of property, plant and equipment	1,333	(4,287)
Gain on marketable securities	(18)	(1,361)
Gain on investments	(1,384)	(1,957)
Net change in receivables, inventories and trade payables	(69,280)	(30,792)
Net change in other assets and liabilities	(185,691)	24,371
Other, net	(51,094)	237,278
Net cash provided by operating activities	649,959	457,358
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2022)	—	(7,146,110)
Capital expenditures	(97,746)	(83,555)
Proceeds from sale of property, plant and equipment	710	11,107
Proceeds from sale of businesses	36,691	441,340
Purchases of marketable securities and other investments	(4,477)	(7,687)
Maturities and sales of marketable securities and other investments	4,027	16,467
Payments of deal-contingent forward contracts	—	(1,405,418)
Other	4,801	246,438
Net cash used in investing activities	(55,994)	(7,927,418)
Cash flows from financing activities:
Net payments for common stock activity	(78,148)	(66,682)
Acquisition of noncontrolling interests	(2,883)	—
Net (payments for) proceeds from debt	(346,411)	1,586,181
Financing fees paid	—	(8,754)
Dividends paid	(190,420)	(171,176)
Net cash (used in) provided by financing activities	(617,862)	1,339,569
Effect of exchange rate changes on cash	(2,359)	(15,078)
Net decrease in cash, cash equivalents and restricted cash	(26,256)	(6,145,569)
Cash, cash equivalents and restricted cash at beginning of year	475,182	6,647,876
Cash and cash equivalents at end of period	$448,926	$502,307

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2023	Exhibit 99.1
RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2024
Forecasted segment operating margin	20.0% to 20.4%
Adjustments:
Business realignment charges	0.3%
Costs to achieve	0.2%
Acquisition-related intangible asset amortization expense	2.9%
Adjusted forecasted segment operating margin	23.4% to 23.8%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2024
Forecasted earnings per diluted share	$18.73 to $19.53
Adjustments:
Business realignment charges	0.53
Costs to achieve	0.27
Acquisition-related intangible asset amortization expense	4.36
Net gain on divestitures	(0.10)
Tax effect of adjustments[1]	(1.19)
Adjusted forecasted earnings per diluted share	$22.60 to $23.40

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.